.

Press Release November 3, 2016

HollyFrontier Corporation Reports Quarterly Results

Dallas, Texas, November 3, 2016 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported third quarter net income attributable to HollyFrontier stockholders of $74.5 million or $0.42 per diluted share for the quarter ended September 30, 2016, compared to $196.3 million or $1.04 per diluted share for the quarter ended September 30, 2015.

For the third quarter, net income attributable to our stockholders, exclusive of lower of cost or market inventory valuation adjustments and related tax effects, decreased by $276.0 million compared to the same period of 2015, principally reflecting lower refining margins. Production levels averaged approximately 457,000 barrels per day ("BPD") and crude oil charges averaged 444,000 BPD for the current quarter. On a per barrel basis, consolidated refinery gross margin was $9.83 per produced barrel, a 50% decrease compared to $19.85 for the third quarter of 2015. Total operating expenses for the quarter were $256.2 million compared to $265.4 million for the third quarter of last year, and refining operating expenses averaged $5.49 per produced barrel sold compared to $5.46 per barrel for the same period of 2015. A reconciliation of actual to adjusted amounts are shown in the accompanying reconciliations to amounts reported under Generally Accepted Accounting Principles tables.

HollyFrontier’s President & CEO, George Damiris, commented, “Excellent operational reliability and continued progress on controlling operating and capital spending were overshadowed by weak industry margins, a diminishing crude advantage and escalating costs associated with the RFS mandate during the quarter.  Given our balance sheet strength and excellent liquidity position, HollyFrontier remains well positioned to withstand the challenging operating environment and exploit potential opportunities. Last week, we announced the acquisition of Suncor Energy’s Petro-Canada Lubricants business ("PCLI").  PCLI will diversify HollyFrontier’s earnings stream through the addition of a differentiated high-margin business that generates more stable cash flows.  We anticipate that lubricants will represent more than 20% of normalized refining EBITDA and a higher percentage in a low fuels margin year like 2016.  We believe increased scale in high-margin, lower volatility lubricants, alongside our high-quality refining and midstream business will drive continued value creation for our shareholders.”

For the third quarter of 2016, net cash provided by operations totaled $133.9 million. During the period , we declared a dividend of $0.33 per share to shareholders totaling $58.4 million. At September 30, 2016, our combined balance of cash and short-term investments totaled $478.2 million and our consolidated debt was $1,665.6 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $595.0 million at September 30, 2016.

The Company has scheduled a webcast conference call for today, November 3, 2016, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1120080. An audio archive of this webcast will be available using the above noted link through November 17, 2016.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 37% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,847,270	$3,585,823	$(738,553)	(21)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,341,837	2,653,859	(312,022)	(12)
Lower of cost or market inventory valuation adjustment	312	225,451	(225,139)	(100)
	2,342,149	2,879,310	(537,161)	(19)
Operating expenses	256,232	265,398	(9,166)	(3)
General and administrative expenses	32,994	30,746	2,248	7
Depreciation and amortization	91,130	87,764	3,366	4
Total operating costs and expenses	2,722,505	3,263,218	(540,713)	(17)
Income from operations	124,765	322,605	(197,840)	(61)
Other income (expense):
Earnings of equity method investments	3,767	1,269	2,498	197
Interest income	778	673	105	16
Interest expense	(19,550)	(11,102)	(8,448)	76
Gain on sale of assets and other	107	7,228	(7,121)	(99)
	(14,898)	(1,932)	(12,966)	671
Income before income taxes	109,867	320,673	(210,806)	(66)
Income tax expense	22,196	110,066	(87,870)	(80)
Net income	87,671	210,607	(122,936)	(58)
Less net income attributable to noncontrolling interest	13,174	14,285	(1,111)	(8)
Net income attributable to HollyFrontier stockholders	$74,497	$196,322	$(121,825)	(62)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$0.42	$1.05	$(0.63)	(60)%
Diluted	$0.42	$1.04	$(0.62)	(60)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	175,871	187,208	(11,337)	(6)%
Diluted	175,993	187,344	(11,351)	(6)%
EBITDA	$206,595	$404,581	$(197,986)	(49)%
Adjusted EBITDA	$206,907	$630,032	$(423,125)	(67)%

	Nine Months Ended September 30,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$7,580,632	$10,294,361	$(2,713,729)	(26)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,215,155	7,792,707	(1,577,552)	(20)
Lower of cost or market inventory valuation adjustment	(194,282)	83,425	(277,707)	(333)
	6,020,873	7,876,132	(1,855,259)	(24)
Operating expenses	760,151	775,159	(15,008)	(2)
General and administrative expenses	88,270	86,432	1,838	2
Depreciation and amortization	269,433	255,579	13,854	5
Goodwill and asset impairment	654,084	—	654,084	—
Total operating costs and expenses	7,792,811	8,993,302	(1,200,491)	(13)
Income (loss) from operations	(212,179)	1,301,059	(1,513,238)	(116)
Other income (expense):
Earnings (loss) of equity method investments	10,155	(5,907)	16,062	272
Interest income	1,380	2,403	(1,023)	(43)
Interest expense	(45,888)	(31,813)	(14,075)	44
Loss on early extinguishment of debt	(8,718)	(1,370)	(7,348)	536
Gain on sale of assets and other	300	8,867	(8,567)	(97)
	(42,771)	(27,820)	(14,951)	54
Income (loss) before income taxes	(254,950)	1,273,239	(1,528,189)	(120)
Income tax expense	6,459	446,784	(440,325)	(99)
Net income (loss)	(261,409)	826,455	(1,087,864)	(132)
Less net income attributable to noncontrolling interest	52,209	42,433	9,776	23
Net income (loss) attributable to HollyFrontier stockholders	$(313,618)	$784,022	$(1,097,640)	(140)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(1.78)	$4.09	$(5.87)	(144)%
Diluted	$(1.78)	$4.09	$(5.87)	(144)%
Cash dividends declared per common share	$0.99	$0.98	$0.01	1%
Average number of common shares outstanding:
Basic	176,157	191,182	(15,025)	(8)%
Diluted	176,157	191,282	(15,125)	(8)%
EBITDA	$15,500	$1,517,165	$(1,501,665)	(99)%
Adjusted EBITDA	$475,302	$1,600,590	$(1,125,288)	(70)%

Balance Sheet Data

	September 30,	December 31,
	2016	2015
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$478,163	$210,552
Working capital	$1,064,648	$587,450
Total assets	$8,596,448	$8,388,299
Long-term debt	$1,665,602	$1,040,040
Total equity	$5,220,401	$5,809,773

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary), a 50% ownership interest in each of the Frontier Pipeline, Osage Pipeline and the Cheyenne Pipeline and a 25% ownership interest in SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2016
Sales and other revenues	$2,832,195	$92,611	$11	$(77,547)	$2,847,270
Depreciation and amortization	$72,965	$15,115	$3,257	$(207)	$91,130
Income (loss) from operations	$113,438	$46,879	$(34,965)	$(587)	$124,765
Capital expenditures	$79,346	$15,557	$2,529	$—	$97,432

Three Months Ended September 30, 2015
Sales and other revenues	$3,571,192	$88,389	$104	$(73,862)	$3,585,823
Depreciation and amortization	$68,976	$15,919	$3,076	$(207)	$87,764
Income (loss) from operations	$310,810	$43,702	$(31,296)	$(611)	$322,605
Capital expenditures	$141,645	$13,469	$1,870	$—	$156,984

Nine Months Ended September 30, 2016
Sales and other revenues	$7,530,804	$289,517	$168	$(239,857)	$7,580,632
Depreciation and amortization	$213,869	$46,449	$9,736	$(621)	$269,433
Income (loss) from operations	$(269,736)	$152,420	$(93,017)	$(1,846)	$(212,179)
Capital expenditures	$332,646	$48,224	$6,607	$—	$387,477

Nine Months Ended September 30, 2015
Sales and other revenues	$10,246,965	$261,624	$473	$(214,701)	$10,294,361
Depreciation and amortization	$202,686	$44,869	$8,645	$(621)	$255,579
Income (loss) from operations	$1,261,024	$128,746	$(86,984)	$(1,727)	$1,301,059
Capital expenditures	$379,712	$83,312	$10,873	$—	$473,897

September 30, 2016
Cash, cash equivalents and total investments in marketable securities	$730	$7,208	$470,225	$—	$478,163
Total assets	$6,629,916	$1,640,344	$610,174	$(283,986)	$8,596,448
Long-term debt	$—	$1,070,615	$594,987	$—	$1,665,602

December 31, 2015
Cash, cash equivalents and total investments in marketable securities	$91	$15,013	$195,448	$—	$210,552
Total assets	$6,831,235	$1,578,399	$289,225	$(310,560)	$8,388,299
Long-term debt	$—	$1,008,752	$31,288	$—	$1,040,040

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	271,780	277,290	258,680	271,800
Refinery throughput (BPD) (2)	289,010	295,250	277,870	286,420
Refinery production (BPD) (3)	276,720	282,370	266,510	274,990
Sales of produced refined products (BPD)	262,060	267,360	253,390	265,210
Sales of refined products (BPD) (4)	292,310	312,990	280,150	291,210
Refinery utilization (5)	104.5%	106.7%	99.5%	104.5%

Average per produced barrel (6)
Net sales	$61.71	$74.15	$56.61	$75.34
Cost of products (7)	52.08	55.48	48.19	58.27
Refinery gross margin (8)	9.63	18.67	8.42	17.07
Refinery operating expenses (9)	4.70	4.79	4.87	4.68
Net operating margin (8)	$4.93	$13.88	$3.55	$12.39

Refinery operating expenses per throughput barrel (10)	$4.26	$4.34	$4.44	$4.33

Feedstocks:
Sweet crude oil	62%	60%	58%	60%
Sour crude oil	15%	24%	17%	22%
Heavy sour crude oil	17%	10%	18%	13%
Other feedstocks and blends	6%	6%	7%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	49%	49%	48%
Diesel fuels	33%	34%	34%	35%
Jet fuels	6%	7%	6%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	2%	3%	2%
Lubricants	5%	4%	5%	4%
LPG and other	1%	3%	2%	3%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	100,180	104,910	99,990	100,100
Refinery throughput (BPD) (2)	109,350	115,660	110,020	111,490
Refinery production (BPD) (3)	107,940	113,890	108,660	109,750
Sales of produced refined products (BPD)	107,010	111,080	110,240	111,330
Sales of refined products (BPD) (4)	110,270	117,320	111,850	120,040
Refinery utilization (5)	100.2%	104.9%	100.0%	100.1%

Average per produced barrel (6)
Net sales	$60.24	$71.52	$55.81	$73.37
Cost of products (7)	50.74	51.65	46.64	54.45
Refinery gross margin (8)	9.50	19.87	9.17	18.92
Refinery operating expenses (9)	4.86	5.25	4.62	4.87
Net operating margin (8)	$4.64	$14.62	$4.55	$14.05

Refinery operating expenses per throughput barrel (10)	$4.76	$5.04	$4.63	$4.86

Feedstocks:
Sweet crude oil	26%	39%	29%	34%
Sour crude oil	66%	52%	62%	56%
Other feedstocks and blends	8%	9%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	52%	54%	54%
Diesel fuels	42%	43%	41%	39%
Fuel oil	3%	2%	2%	2%
Asphalt	1%	1%	1%	1%
LPG and other	2%	2%	2%	4%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	71,600	77,890	62,490	69,190
Refinery throughput (BPD) (2)	75,470	82,550	66,490	74,760
Refinery production (BPD) (3)	72,080	77,930	63,320	70,380
Sales of produced refined products (BPD)	68,630	77,620	63,800	67,680
Sales of refined products (BPD) (4)	71,450	80,530	67,800	72,520
Refinery utilization (5)	73.8%	93.8%	71.3%	83.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$61.89	$74.53	$56.76	$73.79
Cost of products (7)	50.83	50.61	47.13	53.47
Refinery gross margin (8)	11.06	23.92	9.63	20.32
Refinery operating expenses (9)	9.48	8.10	10.14	9.64
Net operating margin (8)	$1.58	$15.82	$(0.51)	$10.68

Refinery operating expenses per throughput barrel (10)	$8.62	$7.62	$9.73	$8.73

Feedstocks:
Sweet crude oil	33%	46%	39%	43%
Heavy sour crude oil	42%	36%	37%	37%
Black wax crude oil	20%	12%	18%	12%
Other feedstocks and blends	5%	6%	6%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	57%	59%	57%
Diesel fuels	34%	38%	34%	37%
Fuel oil	2%	3%	2%	3%
Asphalt	3%	—%	2%	1%
LPG and other	3%	2%	3%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	443,560	460,090	421,160	441,090
Refinery throughput (BPD) (2)	473,830	493,460	454,380	472,670
Refinery production (BPD) (3)	456,740	474,190	438,490	455,120
Sales of produced refined products (BPD)	437,700	456,060	427,430	444,220
Sales of refined products (BPD) (4)	474,030	510,840	459,800	483,770
Refinery utilization (5)	97.1%	103.9%	94.1%	99.6%

Average per produced barrel (6)
Net sales	$61.38	$73.57	$56.43	$74.61
Cost of products (7)	51.55	53.72	47.64	56.58
Refinery gross margin (8)	9.83	19.85	8.79	18.03
Refinery operating expenses (9)	5.49	5.46	5.59	5.48
Net operating margin (8)	$4.34	$14.39	$3.20	$12.55

Refinery operating expenses per throughput barrel (10)	$5.07	$5.05	$5.26	$5.15

Feedstocks:
Sweet crude oil	49%	52%	48%	51%
Sour crude oil	25%	27%	26%	26%
Heavy sour crude oil	17%	12%	16%	14%
Black wax crude oil	3%	2%	3%	2%
Other feedstocks and blends	6%	7%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Consolidated
Sales of produced refined products:
Gasolines	52%	51%	52%	51%
Diesel fuels	35%	37%	36%	36%
Jet fuels	4%	4%	4%	4%
Fuel oil	2%	1%	1%	1%
Asphalt	2%	1%	2%	2%
Lubricants	3%	3%	3%	3%
LPG and other	2%	3%	2%	3%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)
Represents crude charge divided by total crude capacity (BPSD). Effective July 1, 2016, our consolidated crude capacity increased from 443,000 BPSD to 457,000 BPSD upon completion of our Woods Cross Refinery expansion project.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)
Excludes lower of cost or market inventory valuation adjustments of $0.3 million and $225.5 million for the three months ended September 30, 2016 and 2015, respectively, and $194.3 million and $83.4 million for the nine months ended September 30, 2016 and 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding "non-cash" lower of cost or market inventory valuation adjustments and goodwill and asset impairment charges ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments and (ii) goodwill and asset impairment charges.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance.

EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)

Net income (loss) attributable to HollyFrontier stockholders	$74,497	$196,322	$(313,618)	$784,022
Add income tax provision	22,196	110,066	6,459	446,784
Add interest expense (1)	19,550	11,102	54,606	33,183
Subtract interest income	(778)	(673)	(1,380)	(2,403)
Add depreciation and amortization	91,130	87,764	269,433	255,579
EBITDA	$206,595	$404,581	$15,500	$1,517,165
Add (subtract) lower of cost or market inventory valuation adjustment	312	225,451	(194,282)	83,425
Add goodwill and asset impairment	—	—	654,084	—
Adjusted EBITDA	$206,907	$630,032	$475,302	$1,600,590
(1) Includes loss on early extinguishment of debt of $8.7 million and $1.4 million for the nine months ended September 30, 2016 and 2015, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments, depreciation and amortization or goodwill and asset impairment charges. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$61.38	$73.57	$56.43	$74.61
Times sales of produced refined products (BPD)	437,700	456,060	427,430	444,220
Times number of days in period	92	92	274	273
Produced refined product sales	$2,471,674	$3,086,815	$6,608,846	$9,048,108

Total produced refined product sales	$2,471,674	$3,086,815	$6,608,846	$9,048,108
Add refined product sales from purchased products and rounding (1)	207,698	350,633	500,509	777,024
Total refined product sales	2,679,372	3,437,448	7,109,355	9,825,132
Add direct sales of excess crude oil (2)	103,145	67,750	294,845	260,678
Add other refining segment revenue (3)	49,678	65,994	126,604	161,155
Total refining segment revenue	2,832,195	3,571,192	7,530,804	10,246,965
Add HEP segment sales and other revenues	92,611	88,389	289,517	261,624
Add corporate and other revenues	11	104	168	473
Subtract consolidations and eliminations	(77,547)	(73,862)	(239,857)	(214,701)
Sales and other revenues	$2,847,270	$3,585,823	$7,580,632	$10,294,361

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$51.55	$53.72	$47.64	$56.58
Times sales of produced refined products (BPD)	437,700	456,060	427,430	444,220
Times number of days in period	92	92	274	273
Cost of products for produced products sold	$2,075,836	$2,253,958	$5,579,398	$6,861,573

Total cost of products for produced products sold	$2,075,836	$2,253,958	$5,579,398	$6,861,573
Add refined product costs from purchased products sold and rounding (1)	211,309	370,638	508,127	807,260
Total cost of refined products sold	2,287,145	2,624,596	6,087,525	7,668,833
Add crude oil cost of direct sales of excess crude oil (2)	104,187	65,338	297,494	254,529
Add other refining segment cost of products sold (4)	22,922	36,823	54,222	81,265
Total refining segment cost of products sold	2,414,254	2,726,757	6,439,241	8,004,627
Subtract consolidations and eliminations	(72,417)	(72,898)	(224,086)	(211,920)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,341,837	$2,653,859	$6,215,155	$7,792,707

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.49	$5.46	$5.59	$5.48
Times sales of produced refined products (BPD)	437,700	456,060	427,430	444,220
Times number of days in period	92	92	274	273
Refinery operating expenses for produced products sold	$221,074	$229,088	$654,677	$664,571

Total refinery operating expenses for produced products sold	$221,074	$229,088	$654,677	$664,571
Add other refining segment operating expenses and rounding(5)	10,152	10,110	32,951	30,632
Total refining segment operating expenses	231,226	239,198	687,628	695,203
Add HEP segment operating expenses	27,952	25,095	82,030	78,350
Add corporate and other costs	1,390	1,251	3,797	2,039
Subtract consolidations and eliminations	(4,336)	(146)	(13,304)	(433)
Operating expenses (exclusive of depreciation and amortization)	$256,232	$265,398	$760,151	$775,159

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$4.34	$14.39	$3.20	$12.55
Add average refinery operating expenses per produced barrel	5.49	5.46	5.59	5.48
Refinery gross margin per barrel	9.83	19.85	8.79	18.03
Add average cost of products per produced barrel sold	51.55	53.72	47.64	56.58
Average sales price per produced barrel sold	$61.38	$73.57	$56.43	$74.61
Times sales of produced refined products (BPD)	437,700	456,060	427,430	444,220
Times number of days in period	92	92	274	273
Produced refined product sales	$2,471,674	$3,086,815	$6,608,846	$9,048,108

Total produced refined product sales	$2,471,674	$3,086,815	$6,608,846	$9,048,108
Add refined product sales from purchased products and rounding (1)	207,698	350,633	500,509	777,024
Total refined product sales	2,679,372	3,437,448	7,109,355	9,825,132
Add direct sales of excess crude oil (2)	103,145	67,750	294,845	260,678
Add other refining segment revenue (3)	49,678	65,994	126,604	161,155
Total refining segment revenue	2,832,195	3,571,192	7,530,804	10,246,965
Add HEP segment sales and other revenues	92,611	88,389	289,517	261,624
Add corporate and other revenues	11	104	168	473
Subtract consolidations and eliminations	(77,547)	(73,862)	(239,857)	(214,701)
Sales and other revenues	$2,847,270	$3,585,823	$7,580,632	$10,294,361
(1)    We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments and impairment charges. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)

GAAP:
Income (loss) before income taxes	$109,867	$320,673	$(254,950)	$1,273,239
Income tax expense	22,196	110,066	6,459	446,784
Net income (loss)	87,671	210,607	(261,409)	826,455
Less net income attributable to noncontrolling interest	13,174	14,285	52,209	42,433
Net income (loss) attributable to HollyFrontier stockholders	74,497	196,322	(313,618)	784,022

NonGAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment (1)	312	225,451	(194,282)	83,425
Impairment loss - long-lived assets (2)	—	—	344,766	—
Impairment loss - goodwill (2)	—	—	309,318	—
Total adjustments - pretax	312	225,451	459,802	83,425
Income tax expense	8,140	79,133	46,553	29,282
Total adjustments, net of tax	(7,828)	146,318	413,249	54,143

Adjusted results - NonGAAP:
Adjusted income before income taxes	110,179	546,124	204,852	1,356,664
Income tax expense	30,336	189,199	53,012	476,066
Adjusted net income	79,843	356,925	151,840	880,598
Less net income to noncontrolling interest	13,174	14,285	52,209	42,433
Adjusted net income attributable to HollyFrontier stockholders	$66,669	$342,640	$99,631	$838,165
Adjusted earnings per share attributable to HollyFrontier stockholders	$0.38	$1.82	$0.56	$4.37

(1)
GAAP requires that inventories be stated at the lower of cost or market. We maintain an inventory valuation reserve, whereby inventory costs in excess of market values are written down to current replacement costs and charged to cost of products sold. The valuation reserve is reassessed quarterly, at which time an inventory valuation adjustment is recorded, as a new lower of cost or market inventory valuation reserve is established. Such inventory valuation adjustments result in non-cash charges or benefits.

(2)
Our goodwill is evaluated for impairment annually or when impairment indicators occur. In the second quarter of 2016, we determined that goodwill and long-lived assets of our Cheyenne Refinery had been impaired and recorded related impairment charges of $309.3 million and $344.8 million, respectively.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,	Nine Months Ended September 30,
	2016	2016
	(In thousands)

GAAP
Income (loss) before income taxes	$109,867	$(254,950)
Income tax expense	$22,196	$6,459
Effective tax rate for GAAP financial statements	20%	(3)%

Effect of NonGAAP adjustments (lower of cost or market inventory adjustments, goodwill and asset impairment)	8%	29%
Adjusted - NonGAAP
Effective tax rate for adjusted results	28%	26%

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510